UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2007

China Holdings, Inc.
f/k/a China Health Holding, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-119034	98-0432681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Julianna Lu, BSc. MSc.
Chief Executive Officer
101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
(Address of principal executive offices) (Zip Code)
Issuer’s telephone Number: 1 (877) 883-0979

Mailing Address
Suite 600 - 666 Burrard St., Park Place, Vancouver, British Columbia, Canada V6C 2X8
Issuer’s telephone Number: 1 (604) 608-6788

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure

On May 11, 2007, China Holdings, Inc., a Nevada corporation, (the “Company”), issued a press releasing announced that it has changed its name from China Health Holding, Inc. to China Holdings, Inc. and the commencement of trading of its common stock under a new trading symbol CHHL. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 8.01 - Other Events

On May 9, 2007, the Company’s wholly owned subsidiary, China Health World Trade Corporation, amended its Articles of Incorporation to change its name to China Power, Inc.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Holdings, Inc.

Date: May 15, 2007	By:	/s/ Julianna Lu
Julianna Lu
Chief Executive Officer